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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2005

MAGNA ENTERTAINMENT CORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30578	98-0208374
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada		L4G 7K1
(Address of Principal Executive Offices)		(Zip Code)

(905) 726-2462
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        The Board of Directors of Magna Entertainment Corp. (MEC) approved the adoption of a form of Indemnity Agreement for directors and officers of MEC and of MEC's subsidiaries on September 16, 2005 to formalize the indemnification rights and procedures set forth in MEC's bylaws. MEC entered into an Indemnity Agreement with each of the directors and officers (including all of the executive officers) of MEC on October 31, 2005 and will enter into an Indemnity Agreement with each of the directors and officers of MEC's subsidiaries as soon as practicable.

        The Indemnity Agreement requires MEC, to the fullest extent permitted under Delaware law, to indemnify the director or officer party thereto (the "Indemnitee"), including the Indemnitee's spouse, heirs, estate, executor or personal or legal representative, and each person who controls the Indemnitee or who may be liable within the meaning of certain securities laws), if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (as defined in the Indemnity Agreement) by reason of (or arising in part out of) any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, controlling person, agent or fiduciary of MEC or any subsidiary of MEC, or is or was serving at the request of MEC as a director, officer, employee, controlling person, agent or fiduciary of another entity, against all Expenses and Liabilities (each as defined in the Indemnity Agreement), including judgments, fines, penalties and other amounts, incurred in connection with the defense, settlement or other disposition of such a Proceeding. Indemnification is subject to certain terms and conditions described in the Indemnity Agreement.

        This summary of the Indemnity Agreement is qualified in its entirety by reference to the full text of the form of Indemnity Agreement filed as Exhibit 10.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits
Exhibit 10.1	Form of Indemnity Agreement dated as of October 31, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
	By:	/s/ BLAKE TOHANA
Date: November 2, 2005		Blake Tohana Executive Vice-President and Chief Financial Officer

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